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                                                                   EXHIBIT 10.41

                              [Company Letterhead]

January 21, 2004


                                LETTER AGREEMENT

Marian Sanfilippo, Trustee
John E. Sanfilippo Irrv Trust Agreement Dated 10/08/96
2299 Busse Road
Elk Grove Village, IL 60007


        In connection with a public offering of the Common Stock of John B. Sanfilippo & Son, Inc. (the "Company"), you have indicated a desire to include in such offering 112,000 shares of the Common Stock of the Company owned or controlled by you, plus an additional number of shares to be determined pursuant to the underwriters' over-allotment option. All such shares you wish to include in the public offering are presently held in the form of Class A Common Stock of the Company ("Class A Stock") and would have to be converted into shares of Common Stock to be included in the offering.

        By signing this Letter Agreement, you agree that, simultaneously upon the purchase of the Company Common Stock by the underwriters in connection with the public offering, you shall convert into shares of Company Common Stock (1) 111,200 shares of Class A Stock, plus (2) the number of shares of your Class A Stock equal to the number of shares of Company Common Stock the underwriters elect to purchase from you pursuant to their over-allotment option. Notwithstanding the foregoing, you and the Company agree that such conversion will not in any way be deemed effective (including, without limitation, for purposes of Part 4 of the Company's Restated Certificate of Incorporation) unless the underwriters purchase our Common Stock. If the underwriters do not purchase your shares, none of your Class A Stock shall have been converted pursuant hereto.

        Under no circumstances shall this Letter Agreement be deemed to constitute a written notice of conversion under Part 4(f) of the Company's Restated Certificate of Incorporation.


                                Very truly yours,

                                /s/ MICHAEL J. VALENTINE

                                Michael J. Valentine
                                John B. Sanfilippo & Son, Inc.
                                Executive Vice President Finance, Chief
                                  Financial Officer and Secretary





                                            /s/ MARIAN SANFILIPPO
                                 -----------------------------------------------
                                       Marian Sanfilippo, Trustee of the John E.
                                        Sanfilippo Irrv Trust Agreement Dated
                                                      10/08/96